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                                                                   EXHIBIT 10.22


                             SECOND AMENDMENT TO THE
                           TAYLOR CAPITAL GROUP, INC.
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, effective October 1, 1998 the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan (hereinafter referred to as the "Plan") was established; and

         WHEREAS, the Employer has amended the Plan from time to time; and

         NOW, THEREFORE, effective October 1, 2000, the Employer hereby amends the Plan as set forth below by virtue of the power reserved to the Company by subsection 17.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 18 of the plan (the "Committee") by subsection 17.1 of the Plan. The provisions of this Amendment shall take precedence over any conflicting provisions of the Plan:

         I. Section 2.1 "Eligibility to Participate" of the Plan Document is amended to add subsection (c) as follows:

                  2.1 (c) Regardless of any of the above age and/or service requirements, any former Corus Bankshares, Inc. employee who became an employee of Taylor Capital Group, Inc. on October 1, 2000 shall be eligible to Participate hereunder and shall enter the Plan as of such date.

         II. Section 3.1 "Employer Contributions" of the Plan Document is amended to add the following paragraph:

                  Any former Corus Bankshares, Inc. employee who became a Participant in the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan on October 1, 2000, shall be eligible to share in any employer discretionary contributions and forfeitures for the plan year ending December 31, 2000 regardless of the number of hours worked from October 1, 2000 through December 31, 2000.

         III. Section 10.2(b)(iii) "Resignation or Dismissal" of the Plan Document is amended in its entirety to read as follows:

                  A participant's "vesting service" means any plan year in which the participant has completed at least 1,000 hours of service with the Employers and the Controlled Group Members (including service prior to the Effective Date) measured from the date the participant first performs an hour of service (as defined in subsection 2.1 of the Plan Document as amended) with the Employers or the Controlled Group Members, or, prior to the Effective Date, CTFG or an affiliated of CTFG. In addition, any former Corus Bankshares, Inc. employee whose date of participation commenced on October 1, 2000 pursuant to Section
                  2.1 of the Plan Document as amended shall be credited with their prior years of service with Corus Bankshares, Inc. to be applied to the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan vesting schedule.

         IV.      In all other respects, the Plan shall remain unchanged.
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IN WITNESS WHEREOF, the parties hereto affix their signatures on this ______ day of ____________, 20____, in adoption of this aforementioned amendment.


                            TAYLOR CAPITAL GROUP, INC. (EMPLOYER)

                            By (print):_________________________________________

                            Title:______________________________________________


                            ____________________________________________________
                            Signature:  On behalf of the Committee as Aforesaid